EXHIBIT 23.1



               CONSENT OF DELOITTE & TOUCHE, INDEPENDENT AUDITORS


We consent to the incorporation by reference in Registration Statement Nos:
333-61054 and 333-43790 each on Form S-3 and Registration Statement Nos. 333-82283 and 333-16935 each on Form S-8, of our report dated March 7, 2003 (April 7, 2003 as to the seventh, eighth, and ninth paragraphs of Note 1) on the consolidated financial statements of BriteSmile Inc. as of and for the year ended December 28, 2002, appearing in this Annual Report on Form 10-K of BriteSmile Inc. for the year ended December 28, 2002.


 /s/ Deloitte & Touche LLP



Oakland, California
April 7, 2003